UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: March 5, 2020

Luxxo, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	333-215528	38-4015038
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

D-09-05 Menara Suezcap 1, KL Gateway,

No. 2 Jalan Kerinchi, Gerbang Kerinchi Lestari,

59200 Kuala Lumpur, Malaysia

(Address of Principal Executive Offices)

Telephone: +603-86053699

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class	Name of each exchange on which registered
Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Note: “We,” the “Company,” and “Our” refers to Luxxo, Inc. This amendment is being filed to include clarification as to the positions held by Mr. Sitsabasan Velautham at Nichi Asia Life Science Sdn Bhd. No other content or information has been revised and this 8-K/A should be read as of the original filing date on March 30, 2020.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 5, 2020, at a meeting of our Board of Directors, the Board approved to appoint, and subsequently appointed, Sitsabasan Velautham as Independent Director and Audit Committee member. Sitsabasan Velautham is now our Independent Director and is also the sole member of our Audit Committee.

Biographical information of Sitsabasan Velautham:

NAME	AGE	POSITION
Sitsabasan Velautham	66	Independent Director and Sole Audit Committee Member

Sitsabasan Velautham - Independent Director and Sole Audit Committee Member

Sitsabasan Velautham (Sitsa Velautham) received his Professional Qualification of “Fellow of the Association of Chartered Certified Accountants” (FCCA) at Newman Harris & Co/Warwick Durham & Co Chartered Accountants in England in 1987. He is a member of the Malaysian Institute of Accountants, and he served as an Audit Manager at Aljeffri & Co Public Accountants in 1987 until his departure in 1988. He then joined Land & General Bhd as an Accountant in 1989. During his tenure with Land & General Bhd, he formed and spearheaded its Internal Audit Department for three years, until his departure in 1993. In 1994, Sitsa became the head of the General Lumber Fabricators & Builders Bhd’s subsidiary in Sabah, a fully integrated timber complex, until his departure in 1997. In 1997, he worked with an LCD production company, Crystal Clear Technology Sdn. Bhd., as the Senior VP overseeing Finance, Accounts, HR & Admin departments until the end of 2004, at which point he was promoted to become the President/Senior VP from 2005 to 2010. In 2013 he was appointed as an Independent Non-Executive Director of IRM Group Berhad, where he was concurrently appointed as the Chairman of the Audit Committee until 2015. In 2011, he became, and to this date he remains, the director of Inprop Sdn Bhd & Jokomo Sdn Bhd.  He is also currently the Acting Head/ CFO for Nichi Asia Life Science Sdn Bhd, a company involved in Regenerative Medicine. Due to Mr. Sitsabasan Velautham’s extensive business experience, the Board of Directors believed it to be in the best interest of the Company to appoint him to the positions of Independent Director and Sole Audit Committee Member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Luxxo, Inc.

(Registrant)

By: /s/ Ee Ewe Chuan

Name: Ee Ewe Chuan

Chief Executive Officer

Dated: April 21, 2020